UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2008

SXC HEALTH SOLUTIONS CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	000-52073	75-2578509
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2441 Warrenville Road, Suite 610 Lisle, Illinois	60532-3246
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (630) 577-3206

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note: On June 27, 2008, SXC filed a Current Report on Form 8-K under Item 1.01 regarding its announcement that it had entered into a Pharmacy Benefits Manager (PBM) contract with the State of Tennessee’s, Bureau of Tenncare. This information was inadvertently filed under Item 1.01. This report corrects and amends that filing by moving this information under Item 8.01.

Item 8.01. Other Events.

On June 23, 2008, SXC announced that it had entered into a three-year $35 million Pharmacy Benefits Manager (PBM) contract with the State of Tennessee’s, Bureau of Tenncare. The contract has an expected launch date of October 1, 2008.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release issued June 23, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to its report to be signed on its behalf by the undersigned hereunto duly authorized.

SXC HEALTH SOLUTIONS CORP.

Dated: August 15, 2008	By:	/s/ Jeffrey Park

Name: Jeffrey Park
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release issued June 23, 2008